Exhibit 10.10

Version 20170310

THIS DOCUMENT PREPARED

BY AND WHEN RECORDED MAIL TO:

Tony J. Bickel, Esq.

Dinsmore & Shohl LLP

255 E. Fifth Street, Suite 1900

Cincinnati, Ohio 45202

MORTGAGE AND SECURITY AGREEMENT

BORROWER:	SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

LENDER:	NATIONWIDE LIFE INSURANCE COMPANY,
an Ohio corporation

Legal Description:	See Exhibit A.

This Mortgage is also intended to be a security agreement under the Uniform Commercial Code as in force from time to time in the State and this Mortgage constitutes a fixture filing under the Laws of the State of Florida.

MORTGAGE AND SECURITY AGREEMENT

This MORTGAGE AND SECURITY AGREEMENT (as the same may from time to time hereafter be modified, supplemented or amended, the “Security Instrument”) is made and executed as of September 28, 2017, by SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Borrower”), having its principal office at 10 Terrace Road, Ladera Ranch, California 92694, to and in favor of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, together with its successors and assigns (“Lender”), having its principal office at One Nationwide Plaza, Fifth Floor, Columbus, Ohio 43215, Attention: Real Estate Investments (1-05-701), or at such other place as Lender may from time to time designate.

RECITALS

A.    Borrower is justly indebted to Lender in the original principal sum of $23,500,000.00 with interest thereon (the “Loan”), which Loan is made pursuant to that certain Loan Agreement dated of even date herewith between Borrower and Lender (as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced and represented by that certain Promissory Note of even date herewith (as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified from time to time , the “Note”), both principal and interest being payable as provided therein and in the Loan Agreement, with the first payment on the Note becoming due and payable on the date of disbursement, and all amounts remaining unpaid thereon being finally due and payable on October 1, 2024 (the “Maturity Date”). The term “Note” shall include all other notes given in substitution, modification, increase, renewal or extension of the original Note described herein, in whole or in part.

B.    Lender, as a condition precedent to the extension of credit and the making of the Loan, has required that Borrower provide Lender with security for the repayment of the Loan as well as for the full and prompt performance, observance and discharge by Borrower of all of the terms, provisions, agreements, covenants, conditions and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note.

ARTICLE I

DEFINITIONS

1.1    Definitions. As used herein, the following terms shall have the following meanings:

“Appurtenances” means all of Borrower’s right, title and interest in all the strips and gores, rights-of-way, easements, privileges, profits and other appurtenances now or hereafter belonging or in any way appertaining to the Real Property, including, without limitation, all right, title and interest of Borrower in any after-acquired right, title, interest, remainder or reversion in and to the beds of any ways, streets, avenues, roads, alleys, passages and public places, open or proposed, in front of, running through, adjoining or adjacent to the Real Property.

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“Fixtures” means all fixtures, materials, equipment, machinery, apparatus, and other property now or hereafter attached to, installed in, or used in connection with the Improvements, including, but not limited to, furnaces, steam boilers, hot-water boilers, oil burners, pipes, radiators, air-conditioning and sprinkler systems, gas and electric fixtures, carpets, rugs, shades, awnings, screens, elevators, and all other furnishings, tools, equipment and machinery, building supplies, materials, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of, or substitutions for, any of the foregoing, all of which property and things are hereby declared to be permanent fixtures and part of the realty conveyed herein as security for the Indebtedness.

“Improvements” means the buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon the Real Property, including, without limitation, any and all additions to, substitutions for, or replacements of such improvements.

“Obligations” means any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor, or any Borrower Party to Lender or others as set forth in the Note, the Loan Agreement or any of the other Loan Documents.

“Property” means (a) the Real Property; (b) the Improvements; (c) all of Borrower’s right, title and interest in all minerals, royalties, gas rights, water, water rights, and other emblements now or hereafter located on, under or above all or any part of the Real Property; (d) the Appurtenances; (e) the Rents; (f) any and all awards, payments or settlements, including interest thereon, and the right to receive the same, as a result of: (i) the exercise of the right of eminent domain; (ii) the alteration of the grade of any way, street, avenue, road, alley, passage or public place; (iii) any other injury, damage, casualty or claim relating to the taking of, or decrease in the value of, the Real Property, Improvements, Fixtures or Appurtenances; or (iv) proceeds of insurance awards, to the extent of all amounts which may be secured by this Security Instrument at the date of any such award or payment including, but not limited to, reasonable attorneys’ fees, costs and disbursements incurred by Lender in connection with the collection of such award or payment; (g) the Fixtures; (h) the Security Property; and (i) all agreements or contracts now or hereafter existing relating to any interest rate cap agreements, swaps or other interest hedging agreements.

“Real Property” means that certain real property described on Exhibit A attached hereto and by this reference made a part hereof, as the description of the same may be amended, modified or supplemented from time to time.

“Rents” means any and all leases, licenses, contracts, rents, security deposits, license fees, royalties, issues, revenues, profits, proceeds, deposits, income and other benefits, including

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accounts receivable, Termination Fees, of, accruing to, or derived from the Real Property, Improvements and Appurtenances, and any business or enterprise presently situated or hereafter operated thereon, and all of Borrower’s interest under any and all lease guaranties, letters of credit, and any other credit support furnished to Borrower in connection with any of the foregoing and any and all amounts furnished to Borrower in connection with any sales of the Property, including, but not limited to earnest money deposits.

“Security Property” means (expressly excluding any Hazardous Substances) (a) all Goods (including, without limitation, Consumer Goods, Inventory, Equipment and Farm Products), Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper and Tangible Chattel Paper), Instruments, General Intangibles (including, without limitation, Payment Intangibles and Software), Letters of Credit, Letter-of-Credit Rights, Documents, As-Extracted Collateral, Money and Deposit Accounts of every kind, and all proceeds thereof, either directly or indirectly, in connection with the complete and comfortable use, occupancy and operation of the Real Property, Improvements, Appurtenances or Fixtures, including, without limitation, any and all licenses, permits or franchises, used or required in connection with such use, occupancy or operation; (b) all proceeds thereof or therefrom regardless of form, all Rents, all monetary deposits which Borrower has been required to give to any public or private utility with respect to utility services furnished to the Real Property or Improvements, all proceeds (including premium refunds) of each policy of insurance relating to the Real Property or Improvements, all Awards, all amounts deposited in escrow for the payment of Impositions, assessments, charges, ground rentals and/or premiums for policies of insurance with respect to the Property, all proceeds and other amounts paid or owing to Borrower under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Real Property or Improvements; (c) all right, title and interest of Borrower in and to all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Real Property and all products processed or obtained therefrom, and the proceeds thereof; and (d) all accounts and general intangibles under which such proceeds may arise, together with any sums of money that may now or at any time hereafter become due and payable to Borrower by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Real Property or any part thereof.

“UCC” means the Uniform Commercial Code of the state in which the Property is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Property is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Capitalized terms not otherwise defined in this Security Instrument shall have the meanings ascribed to such terms in the Loan Agreement or, if not defined in the Loan Agreement, the UCC.

(b)    General Construction. Unless otherwise noted, all “Article” and “Section” references shall be to Articles or Sections of this Security Instrument. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate

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otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Instrument shall refer to this Security Instrument as a whole and not to any particular provision of this Security Instrument. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All references to the Loan Documents shall mean all such documents as they are constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. All of the provisions of the Loan Documents (including, without limitation the limited and full recourse provisions of Article X of the Loan Agreement) are incorporated into this Security Instrument to the same extent and with the same force as if fully set forth in this Security Instrument. In the event of any inconsistency between this Security Instrument and the Loan Agreement, the terms hereof shall be controlling, as necessary, to create, preserve and/or maintain a valid security interest upon the Property; otherwise the provisions of the Loan Agreement shall be controlling.

ARTICLE II

GRANT

2.1     Grant. To secure the full and timely payment of the Indebtedness and performance of the Obligations and for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by Borrower, Borrower GRANTS, BARGAINS, SELLS, TRANSFERS, CONVEYS, WARRANTS, CONFIRMS, PLEDGES AND ASSIGNS with power of sale the Property to Lender, and grants Lender a security interest in the Property. TO HAVE AND TO HOLD the Property and the rights hereby granted for its use and benefit unto Lender and its successors and assigns forever.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents, warrants and certifies:

3.1    Warranty of Title.

(a)    Borrower has good, marketable and insurable indefeasible fee simple absolute title to the Real Property and Improvements located thereon, subject only to the Permitted Encumbrances.

(b)    Borrower has full power and lawful authority to encumber and convey the Property as provided herein.

(c) This Security Instrument is and will continue to remain a valid and enforceable first mortgage lien on and security interest in the Real Property. Borrower hereby fully warrants the title to the Property and will defend the same and the validity and priority of

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the lien and encumbrance of this Security Instrument against the lawful claims of all persons whomsoever; and Borrower further warrants that the Property is free and clear of all liens and encumbrances of any kind, nature or description, save and except the Permitted Encumbrances.

ARTICLE IV

COVENANTS

4.1    Payment and Performance of Obligations. Borrower shall timely pay the Indebtedness and perform the Obligations in full pursuant to the terms, covenants and conditions of the Loan Agreement. All of the provisions in the Loan Agreement and Loan Documents are incorporated herein by reference.

4.2    Prohibition Against Conveyances, Encumbrances and Borrowing. Except as expressly permitted under the Loan Agreement, neither Borrower nor any person shall convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in: (a) all or any portion of the Property including, without limitation, the Leases; or (b) all or any ownership interest in Borrower.

4.3    Condemnation Awards and Insurance Proceeds.

(a)    Borrower assigns to Lender all Awards and authorizes Lender to collect and receive all awards and compensation for any condemnation or other taking of the Property or any purchase in lieu thereof and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

(b)    Borrower assigns to Lender all proceeds of any insurance policies insuring against loss or damage to the Property, subject to the terms of the Loan Agreement. Borrower authorizes Lender to collect and receive such proceeds, to give proper receipts and acquittances therefor, and authorizes and directs the issuer of each such insurance policy to make payment for all such losses directly to Lender, instead of to Borrower and Lender jointly, subject to the terms of the Loan Agreement.

4.4    No Sale/Encumbrance. Borrower shall not make or permit any sale, conveyance, assignment, transfer, disposition or divesture of Borrower’s title to the Property in any manner, whether voluntary or involuntary or other Disposition other than as expressly permitted pursuant to the terms of the Loan Agreement.

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ARTICLE V

SECURITY AGREEMENT

5.1    Security Agreement. This Security Instrument constitutes both a real property mortgage and a security agreement pursuant to the UCC. Except as otherwise expressly provided in this Security Instrument, all terms in this Security Instrument relating to subsection (a) in the definition of Security Property and the grant of the foregoing security interest which are defined in the UCC but not in this Security Instrument shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the UCC, as those meanings may be amended, revised or replaced from time to time. The parties intend that the terms used herein which are defined in the UCC shall have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Security Instrument, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Security Instrument, such amendment or holding shall be disregarded in defining terms used in this Security Instrument.

5.2    Fixture Filing. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Property and is to be filed for record in the real estate records in the Office of the County Clerk where the Real Property (including said Fixtures) is situated. This Security Instrument shall also be effective as a financing statement with respect to all Security Property included within the Real Property (including, without limitation, all Borrower’s right, title and interest in all oil, gas, other minerals, and other substances of value which may be extracted from the earth and all accounts arising out of the sale at the wellhead or minehead thereof), and is to be filed for record in the real estate records of the county where the Real Property is situated. The mailing address of Borrower is 10 Terrace Road, Ladera Ranch, California 92694 and the address of Lender from which information concerning the security interest may be obtained is the address of Lender set forth in the preamble of this Security Instrument. Borrower’s Document Identification Number with the Florida Department of State is M17000003216. Borrower’s Organizational File Number with the Delaware Department of State is 6368730.

ARTICLE VI

ADDITIONAL ADVANCES

6.1    Future Advances; Secured Indebtedness. This Security Instrument shall secure not only existing indebtedness, but also future advances made within twenty (20) years of the date hereof, whether such advances are obligatory or to be made at the option of Lender. Upon the request of Borrower, and at Lender’s option prior to release of this Security Instrument, Lender may make future advances to Borrower (“Future Advances”). All future advances with interest thereon shall be secured by this Security Instrument to the same extent as if such future advances were made on the date of the execution of this Security Instrument unless the parties shall agree otherwise in writing. Any advances or disbursements made for the benefit or

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protection of or the payment of taxes, assessments, levies or insurance upon the Property, with interest on such disbursements as provided herein or in the Loan Agreement, shall be added to the principal balance of the Note and collected as a part thereof. To the extent that this Security Instrument may secure more than one note, a default in the payment of any such note shall constitute a default in the payment of all such notes.

ARTICLE VII

RIGHTS AND REMEDIES

7.1     Remedies. Upon the occurrence of an Event of Default (as defined in the Loan Agreement) Lender may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of Lender’s rights and remedies pursuant to Article VIII of the Loan Agreement, including, but not limited to accelerating the Note, any other remedies available to it at law or in equity, and any remedies contained herein, including but not limited to:

(a)    Right of Entry. Lender may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection or preservation of the Property, including the right to rent the same for the account of Borrower and to apply all Rents as provided in the Assignment and the right to exercise all rights of Borrower under any Property related contracts. All such costs, expenses and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a part of the Obligations. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. Furthermore, without taking possession of any Property, Lender may, but shall have no obligation to, enter upon the Property and take such actions, and incur and pay such costs, as Lender deems appropriate, in Lender’s sole discretion, in order to (i) preserve or protect the Property, including paying or otherwise resolving any liens or security interests or any threatened or claimed liens or security interests against any of the Property, making repairs, winterizing the Property, securing the Property from access by third parties, securing the Property from elements, and initiating or completing any construction for such purposes; (ii) exercise Lender’s rights pursuant to Section 8.2(a) of the Loan Agreement; and (iii) pay any expenses incurred by Borrower, or any expenses incurred by Lender pursuant to the Loan Documents, with respect to the Property, including construction costs, costs incurred pursuant to any Property related contracts, and any other costs related to the Property (including insurance, title insurance, taxes, assessments, inspections, or compliance with Laws). In connection with any action taken by Lender pursuant

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to this subsection, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property unless such loss is caused by the willful misconduct or gross negligence of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. EXCEPT FOR THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER SHALL AND DOES HEREBY AGREE TO INDEMNIFY LENDER FOR, AND TO HOLD LENDER HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE (INCLUDING REASONABLE ATTORNEYS FEES), WHICH MAY OR MIGHT BE INCURRED BY LENDER UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY SUCH LEASE. Should Lender incur any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Borrower shall reimburse Lender therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation or responsibility upon Lender for the control, care, management, leasing or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or by any other parties, or for any Hazardous Substances in, on or under the Property, or for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Borrower hereby ratifies and confirms any and all actions of Lender with respect to the Property taken under this subsection. Any receipt of consideration received by Lender pursuant to this subsection (other than Rents) shall be applied in the same manner as provided in Section 8.3 of the Loan Agreement.

The remedies in this subsection are in addition to other remedies available to Lender and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to Lender. The remedies in this Article VII are available under and governed by the real property laws of the State and are not governed by the personal property laws of the State. Any receipt of consideration received by Lender pursuant to this subsection shall be immediately credited against the Obligations (in such order and manner as Lender may select), and the value of said consideration shall be treated like any other payment against the Obligations.

(b)    Foreclosure-Power of Sale. Lender may institute an action to foreclose this Security Instrument under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions. To the extent permitted under (and in

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accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under this Article VII, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in its entirety or any other manner as Lender deems in its best interests and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Security Instrument on any part of the Property not then sold, and Borrower shall pay any and all costs and expenses incurred by Lender in connection with each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Loan Documents. After any such sale, Lender shall deliver to the purchaser at such sale a deed conveying the Property so sold, but without any covenant or warranty, express or implied from Lender. The recitals in any such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Borrower or Lender, may purchase at such sale.

(c)    Reserved.

(d)    Lender as Purchaser. Lender may be the purchaser of the Property or any part thereof, at any sale thereof, whether such sale be under the power of sale or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Lender shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured part of the Loan. Lender, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Lender’s purchase shall be applied in accordance with Section 8.3 of the Loan Agreement.

(e)    Rights Relating to Leases. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid or not fully performed, the fee and leasehold estates to the Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Borrower, Lender, any tenant, or any third party purchaser or otherwise. Lender may from time to time elect that any tenant subordinate the lien of this Security Instrument to any Lease by (i) unilaterally executing and recording an instrument of subordination, (ii) giving written notice to Borrower and the respective tenant of such subordination, or (iii) including the subordination in the posting for a foreclosure, and upon such election the lien of this Security Instrument shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance, (x) such subordination will not affect or be applicable to, and expressly excludes, any lien, charge, encumbrance, security

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interest, claim, easement, restriction, option, covenant, and other rights, titles, interests, or estates of any nature whatsoever with respect to all or any portion of the Property other than the Lease or Leases identified in such instrument of subordination; (y) Lender can make the subordination conditional so that the subordination is conditioned on the happening of any event or events, or automatically terminates upon specified events or after the passage of a stated amount of time; and (z) upon foreclosure, without limiting any other provisions contained in the Loan Documents, the purchaser at foreclosure shall have no liability or responsibility for any obligations of the landlord that occurred or that accrued under the Lease prior to foreclosure or for any acts of prior landlords, and the tenant of such subordinated Lease shall attorn to the purchaser at foreclosure as the new landlord of the Lease with all rights of the landlord under such Lease but with only the obligations of the landlord that accrue after the foreclosure. The rights of the Lender and any purchaser at foreclosure contained in this subsection are covenants running with the land and shall be binding on all future interests in the Property, including all Leases hereafter executed, until this Security Instrument is released in full. Nothing contained in this Security Instrument, nor the exercise of any right, power, or authority herein granted to Lender shall be, or shall be construed to be, an affirmation by it of any tenancy, Lease, or option, nor an assumption (except to the extent expressly agreed in writing by Lender) of liability under any tenancy, Lease, or option, nor the subordination (except a subordination as provided in this subsection or as otherwise expressly agreed in writing by Lender) of the lien or any other rights or interests granted for the benefit of Lender under this Security Instrument.

(f)    Other Rights of Lender. Should any part of the Property come into the possession of Lender, whether before or after an Event of Default, Lender may (for itself or by or through other Persons) hold, lease, manage, use or operate the Property for such time and upon such terms as Lender may deem prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking such other action as Lender may from time to time deem necessary or desirable) for the purpose of preserving the Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Lender in respect of the Property. Borrower covenants to promptly reimburse and pay to Lender on demand, at the place where the Note is payable, the amount of all expenses (including the cost of any insurance, Impositions or other charges) incurred by Lender in connection with Lender’s custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Lender at the Default Rate; and all such expenses, costs, taxes, interest and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

7.2    Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the

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Property purchased, and if Borrower or Borrower’s successors shall hold possession of said Property or any part thereof subsequent to foreclosure, Borrower and Borrower’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the part of the Property so occupied and sold to such purchaser), and anyone occupying such part of the Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.3    Abandonment of Sale. If a foreclosure hereunder is commenced in accordance with Section 7.1(b) hereof, at any time before the sale, Lender may abandon the sale, and Lender may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Lender should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Lender may, at any time before the entry of a final judgment in said suit, dismiss the same and sell the Property or any part thereof in accordance with the provisions of this Security Instrument or any of the other Loan Documents.

7.4    Remedies Cumulative; Non-Exclusive; Etc. All rights, remedies and recourses of Lender granted in this Security Instrument, the Note, the Loan Agreement, the other Loan Documents, any other pledge of collateral or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Borrower, the Property or any one or more of them, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Lender exercising or pursuing any remedy in relation to the Property prior to Lender bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Lender elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Borrower prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Security Instrument, shall remain in full force and effect and may be exercised at Lender’s option.

7.5    Waiver of Redemption, Notice and Marshaling of Assets. To the fullest extent permitted by Law, Borrower hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Borrower by virtue of any present (to the extent waivable by applicable Law) or future statute of limitations or “moratorium law” or other Law or judicial decision exempting the Property or any part thereof, or any part of the proceeds arising from any sale of any such Property, from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption reinstatement (to the extent permitted by law) or extension of time for payment, (b) any right to a marshaling of assets or a sale in inverse order of alienation, and (c) any and all rights it may have to require that the Property be sold as separate tracts or units in the event of foreclosure.

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ARTICLE VIII

REPORTING AND WITHHOLDING REQUIREMENTS

8.1    Withholding. In the event of a foreclosure or delivery of a deed-in-lieu of foreclosure, Borrower agrees that Lender shall have the right to withhold any and all amounts necessary to comply with the requirements of Section 1445 of the Internal Revenue Code.

8.2    Transfer Tax.

(a)     Covenants. Borrower covenants and agrees that, in the event of a sale or other transfer pursuant to Article VII of the Loan Agreement (a “Disposition”), it will duly complete, execute and deliver to Lender contemporaneously with its submission to the applicable taxing authority or recording officer, all forms and supporting documentation required by such taxing authority or recording officer to estimate and fix the real property transfer tax (“Transfer Tax”), if any, payable by reason of such sale or other Disposition or recording of the deed evidencing such sale or other Disposition. This subsection shall apply only if this Security Instrument is outstanding after any such sale or transfer. This subsection does not give Borrower any rights to make Dispositions other than those set forth in the Loan Agreement.

(b)    Payment. Borrower agrees to pay all Transfer Taxes that may hereafter become due and payable with respect to any Disposition, and in default thereof Lender shall have the right, but not the obligation, to pay the same and the amount of such payment shall be added to the Obligations and be secured by this Security Instrument. The provisions of this Article shall survive any Disposition, foreclosure or deed in lieu of foreclosure and the delivery of the deed in connection with any Disposition, foreclosure or deed in lieu of foreclosure. Nothing in this Article shall be deemed to deprive Lender of its rights hereunder to refuse consent to any Disposition.

(c)    Foreclosure. The provisions of this Section 8.2 shall be applicable also in the event of a foreclosure or delivery of a deed in lieu of foreclosure to the extent that Lender shall, in its sole judgment and discretion, determine that any tax (including a Transfer Tax) shall be payable by it.

ARTICLE IX

MISCELLANEOUS TERMS AND CONDITIONS

9.1    Effect of Security Agreement. Borrower authorizes Lender to file and record such financing statements, descriptions of property and such further assurances as Lender, in Lender’s sole discretion, may from time to time consider necessary to create, perfect, continue and preserve the lien and encumbrances hereof, and the security interest granted herein, upon and in the Property. Without the prior written consent of Lender, Borrower shall not create or suffer

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to be created, pursuant to the UCC, any other security interest in such real and personal property and fixtures described herein. Upon the occurrence of an Event of Default, Lender shall have the remedies of a secured party under the UCC, and the remedies provided for in this Security Instrument and the other Loan Documents. Lender may, at the expense of Borrower, file and record financing statements at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrance hereof upon all of the Property.

9.2    Successors and Assigns; Terminology. The provisions hereof shall be binding upon Borrower and the heirs, personal representatives, trustees, successors and assigns of Borrower, and shall inure to the benefit of Lender, its successors and assigns. Where more than one Borrower is named herein, the obligations and liabilities of said Borrower shall be joint and several.

Wherever used in this Security Instrument, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: (a) the word “Borrower” shall mean Borrower and/or any subsequent owner or owners of the Property and (b) the word “Lender” shall mean Lender or any subsequent holder or holders of this Security Instrument;

9.3    Changes in Writing. No modification, amendment or waiver of, or consent to any departure by Borrower from, any provision of this Security Instrument will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

9.4    Notices. All notices, reports, requests or other written instruments required or permitted hereunder shall be in writing, signed by the party giving or making the same, and shall be sent in accordance with the Loan Agreement.

9.5     Lender is not a Joint Venturer or Partner. Borrower and Lender acknowledge and agree that in no event shall Lender be deemed to be a partner or joint venturer with Borrower or any member of Borrower. Without limitation of the foregoing, Lender shall not be deemed to be a partner or joint venturer on account of its becoming a mortgagee in possession or exercising any rights pursuant to this Security Instrument or pursuant to any other instrument or document evidencing or securing any of the Indebtedness, or otherwise.

9.6    Governing Law; Waiver or Jury Trial; Severability.

(a)    BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, AGAINST LENDER, ITS SUCCESSORS AND ASSIGNS, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR THE LOAN, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH ANY PARTY MAY BE

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PERMITTED TO ASSERT THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IN NO EVENT SHALL LENDER, ITS SUCCESSORS, ASSIGNS OR PARTICIPANTS BE LIABLE FOR SPECIFIC PERFORMANCE, ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY ITS EXECUTION HEREOF, BORROWER WAIVES ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES.

(b)    This Security Instrument and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the internal laws of the State where the Property is located, without regard to principles of conflicts of laws. Any suit, action or other legal proceeding arising out of or relating to this Security Instrument may be brought in a court of record in the State or in the courts of the United States of America located in such State. Borrower consents to the non-exclusive jurisdiction of each such court in any suit, action or proceeding, and waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

(c)     If any clauses or provisions herein contained operate, or would prospectively operate, to invalidate this Security Instrument, then such clauses or provisions only shall be held for naught, as though not herein contained, and the remainder of this Security Instrument shall remain operative and in full force and effect.

9.7    Captions. The captions set forth at the beginning of the various Sections of this Security Instrument are for convenience only and shall not be used to interpret or construe the provisions of this Security Instrument.

9.8     Sole Discretion of Lender. Wherever pursuant to this Security Instrument Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

9.9    After-Acquired Property Secured. Borrower shall subject to the lien of this Security Instrument all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property hereinabove described, hereafter acquired by or released to Borrower, or constructed, assembled or placed by Borrower on the Real Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, encumbrance, conveyance, assignment or other act by Borrower, as fully, completely and with the same effect as though now owned by Borrower and specifically described herein, but at any and all times, Borrower will execute and deliver to

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Lender any and all such further assurances, mortgages, deeds of trust, conveyances, security agreements, financing statements or assignments thereof or security interests therein as Lender may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Security Instrument.

9.10    Maximum Principal Amount. This Security Instrument also shall secure the payment of any Future Advances and Protective Advances. The maximum amount of unpaid loan indebtedness secured hereby shall be $23,500,000.00, exclusive of interest thereof, unpaid balances of advances made with respect to the Property for the payment of taxes, assessments, insurance premiums, costs incurred for the protection of the Property and other costs which the Lender is authorized by this Security Instrument or any other loan document to pay on Borrower’s behalf, all of which shall be secured by this Security Instrument. In addition to the increases in the indebtedness permitted above which shall be secured by this Security Instrument, this Security Instrument shall also secure any extensions, amendments, modifications, or alterations of the Note, including, but not limited to, extensions, amendments, modifications, or alterations made by the Lender that (i) increase or decrease the interest paid on the original principal balances of the Note and/or any future advances made thereof; (ii) re-amortize principal balances of the Note and/or any future advances made thereof; (iii) alter the maturity date of the Note and/or any future advances thereof; or, (iv) alter method of payment of the Note and/or any future advances made thereof.

9.12    Satisfaction of Security Instrument. If Borrower shall pay to Lender the Loan and if Borrower shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the terms, covenants, conditions and agreements of the Note, this Security Instrument and all other Loan Documents, then this Security Instrument and the estates and interests hereby granted and created shall cease, terminate and be null and void, and shall be discharged of record at the expense of Borrower.

9.13    Further Assurances. Borrower will, at Borrower’s sole cost and expense and at the reasonable request of Lender, (i) promptly correct any defect or error which may be discovered in the contents of the Note, the Indemnity Agreement or the Loan Documents to which Borrower is a party, or in the execution, acknowledgment or recordation thereof, (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, deeds, conveyances, deeds of trust, trust deeds, assignments, estoppel certificates, security agreements, financing statements and continuations thereof, notices of assignment and of security interest, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Security Instrument, to subject to the lien and security interest hereby created any of Borrower’s properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, assign, transfer and confirm unto Lender the rights granted or now or hereafter intended to be granted to Lender hereunder or under any other instrument executed in connection with this Security Instrument or which Borrower may be or become bound to convey or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of this Security Instrument; provided,

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however, that nothing contained in this Section 9.13 shall be construed to permit Lender to unilaterally require a change in the substantive terms and conditions of the Note, the Indemnity Agreement or the Loan Documents.

ARTICLE X

SPECIAL LOCAL PROVISIONS

10.1    Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article X and the terms and conditions of this Security Instrument, the terms and conditions of this Article X shall control and be binding.

10.2    Foreclosure by Power of Sale and State-Specific Remedies. Lender shall have all other rights and remedies provided in this Security Instrument, the Loan Agreement or the Note or available at law or in equity. If Lender institutes any suit or action to enforce any of the terms of this Security Instrument, Lender shall be entitled to recover such sum as the court may adjudge reasonable as reasonable attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the rate provided for in the Note. Expenses covered by this Section 10.2 include, without limitation, however subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees, and title insurance, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

10.3    Receiver. Upon the occurrence of an Event of Default, Lender, as a matter of strict right and without regard to the sufficiency of the security for repayment, performance and discharge of the Obligations, without notice to Borrower, without regard to the then value of the Property or the adequacy of Lender’s security and without any showing of insolvency, fraud or mismanagement on the part of Borrower, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to, by or through a trustee, nominee, assignee or otherwise, upon application to a court of a competent jurisdiction, secure the appointment of a receiver or receivers of the Property or any part thereof, and, at the election of Lender (in Lender’s sole discretion) of the Rents, to take possession of and to operate the Property, and to collect and apply any such Rents. By execution of this Security Instrument, Borrower irrevocably consents to the ex parte appointment of such receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters. Any order appointing such receiver may preclude any further transfer of an interest in, or encumbrance of, the Property without the consent of the receiver, may require that Borrower turn over to the receiver any and all funds,

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documents, records and reports in its possession relating to the Property upon demand, shall permit the receiver to market the Property upon such terms and conditions as the receiver may deem appropriate, either directly or through Lender, and shall contain such other terms and conditions as Lender may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

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[Signature Page To Mortgage and Security Agreement]

IN WITNESS WHEREOF, Borrower has caused this Security Instrument to be executed as of the day and year first above written.

WITNESSES:	BORROWER:

SSSST 700 W VIRGINIA ST, LLC,
/s/ Kyle Stiff	a Delaware limited liability company
(signature)
Name: Kyle Stiff	By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, its Manager
/s/ John Strockis
(signature)		By:	/s/ H. Michael Schwartz
Name: John Strockis		Name:	H. Michael Schwartz
		Title:	Chief Executive Officer

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[Signature Page To Mortgage and Security Agreement]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA                     )

                                                                  )

COUNTY OF Orange                             )

On September 22, 2017, before me, Francesca Lorenzo, Notary Public, personally appeared H. Michael Schwartz, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Francesca Lorenzo
Notary Public

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